UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, New York, NY 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
This Current Report on Form 8-K is being filed in connection with the closing on December 8, 2021 of the previously disclosed transactions contemplated by the Agreement and Plan of Merger, dated as of September 7, 2021 (the "Merger Agreement"), by and among Columbia Property Trust, Inc. (the "Company"), Columbia Property Trust Operating Partnership, L.P. ("Company OP"), Panther Merger Parent, Inc. ("Parent") and Panther Merger Sub, LLC ("Merger Sub"). Parent and Merger Sub are affiliates of funds managed by Pacific Investment Management Company LLC ("PIMCO").
Under the terms and conditions of the Merger Agreement, Merger Sub merged with and into Company OP (the "Partnership Merger") with Company OP remaining as the surviving entity, and immediately following the Partnership Merger, Parent merged with and into the Company with the Company remaining as the surviving entity (the "Merger" and, together with the Partnership Merger, the "Mergers").
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 7, 2021, and is incorporated herein by reference.
In connection with the closing of the Merger, the Company securities that previously traded under the ticker symbol “CXP” on the New York Stock Exchange (the “NYSE”) have ceased trading on, and will be delisted from, the NYSE.
Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 7, 2021, in connection with the Merger, the Company notified The New York Stock Exchange (“NYSE”) that the Merger had been completed, and requested that trading of shares of Company Common Stock on NYSE be halted prior to the opening of trading on December 8, 2021. In addition, on December 7, 2021, the Company requested that NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the shares of Company Common Stock from Nasdaq.
Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company Common Stock, requesting that such stock be deregistered under the Exchange Act, and that the reporting obligations of the Company with respect to the Company Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.
The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.
Item 3.03.    Material Modification to Rights of Security Holders.
The information set forth in Items 2.01, 3.01 and 5.01 is incorporated by reference into this Item 3.03.
Item 5.01.    Changes in Control of Registrant.
As a result of the Merger, a change of control of the Company occurred and affiliates of funds managed by PIMCO became the stockholders of the Company. Parent funded the acquisition through a combination of cash resources and new debt financing. The information set forth in Items 2.01, 3.03, and 5.02 is incorporated by reference into this Item 5.01.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
The information set forth in Item 2.01 is incorporated by reference into this Item 5.02.
Pursuant to the Merger Agreement, immediately following the Effective Time the directors of Parent immediately prior to the Effective Time became the directors of the Company.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Financial Statements and Exhibits
2.1
Agreement and Plan of Merger by and among Columbia Property Trust, Inc., Company Property Trust Operating Partnership, L.P., Panther Merger Parent, Inc. and Panther Merger Sub, LLC, dated September 7, 2021 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K, as filed by the Company with the SEC on September 7, 2021).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: December 8, 2021	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer